Exhibit 99.2

Index to Unaudited Pro Forma Financial Statement

Unaudited Pro Forma Balance Sheet as of October 21, 2021	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

BLOCKCHAIN MOON ACQUISITION CORP.

PRO FORMA BALANCE SHEET

October 21, 2021

	October 21, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Cash on hand	$1,318,063	$-		$1,318,063
Prepaid expenses	31,600	-		31,600
Due from the Sponsor	125,000	-		125,000
Total current assets	1,474,663	-		1,474,663
Cash held in Trust Account	100,000,000	15,000,000	(a)	115,000,000
		300,000	(b)
		(300,000	)(c)
Total Assets	$101,474,663	$15,000,000		$116,474,663

Liabilities and Stockholder’s Deficit
Accrued offering costs and expenses	$25,000	$-		$25,000
Due to related party	52,448	-		52,448
Total current liabilities	77,448	-		77,448
Warrant liability	107,149	8,036	(e)	115,185
Deferred underwriting commissions	3,500,000	525,000	(d)	4,025,000
Total liabilities	3,684,597	533,036		4,217,633

Commitments and contengencies
Common stock subject to possible redemption, 10,000,000 and 11,500,000 shares at redemption value, respectively	100,000,000	15,000,000	(a)	115,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 3,275,000 and 3,305,000 shares issued and outstanding, actual and as adjusted (excluding 10,000,000 and 15,000,000 shares subject to possible redemption), respectively	328	3	(b)	331
Additional paid-in capital	-	299,997	(b)	-
		(300,000	)(c)
		(525,000	)(d)
		(8,036	)(e)
		(43	)(f)
		533,082	(g)
Accumulated deficit	(2,210,262)	43	(f)	(2,743,301)
		(533,082	)(g)
Total stockholders’ deficit	(2,209,934)	(533,036)		(2,742,970)
Total Liabilities and Stockholders’ Deficit	$101,474,663	$15,000,000		$116,474,663

F-2

BLOCKCHAIN MOON ACQUISITION CORP.

NOTES TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Blockchain Moon Acquisition Corp. (the “Company”) as of October 21, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 26, 2021 as described below, as if the over-allotment option occurred on October 21, 2021.

On October 21, 2021, the Company consummated the initial public offering (“Initial Public Offering”) of 10,000,000 units (the “Public Units”), which excluded the over-allotment option in the amount of 1,150,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $100,000,000. On October 26, 2021, the underwriters fully exercised the over-allotment option and purchased 1,500,000 Public Units (the “Over-Allotment Option Units”) at a price of $10.00 per Over-Allotment Option Unit, generating gross proceeds of $15,000,000.

On October 26, 2021, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 30,000 Private Units, generating gross proceeds to the Company of $300,000. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

As of October 21, 2021, as adjusted, a total of $115,000,000, consisting of $112,577,497 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and $2,422,503 of the net proceeds from the sale of the Private Units (including the Over-Allotment Option Units), were placed in a trust account established for the benefit of the Company’s public stockholders.

Pro forma adjustments to reflect the sale of the Over-Allotment Option Units and the sale of the Additional Private Placement Units described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in Trust Account	$15,000,000
	Common stock subject to possible redemption		$15,000,000
	To record sale of 1,500,000 Overallotment Units at $10.00 per Unit

(b)	Cash held in Trust Account	$300,000
	Common stock		$3
	Additional paid-in capital		$299,997
	To record sale of 30,000 Private Placement Units at $10.00 per Private Placement Unit

(c)	Additional paid-in capital	$300,000
	Cash held in Trust Account		$300,000
	To record payment of cash underwriting fees

(d)	Additional paid-in capital	$525,000
	Deferred underwriting commissions		$525,000
	To record additional deferred underwriting fees arising from the sale of Over-allotment Option Units

(e)	Additional paid-in capital	$8,036
	Warrant liability		$8,036
	To record warrant liability arising from the sale of 30,000 Private Placement Units

(f)	Additional paid-in capital	$43
	Accumulated deficit		$43
	To record offering costs allocated to warrant liability

(g)	Accumulated deficit	$533,082
	Additional paid-in capital		$533,082
	To reclass deficit from additional paid-in capital to accumulated deficit

F-3